                                                                 EXHIBIT 99.18

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Price Comparison Analysis (US$)
================================================================================

                            8/29/00    10/16/00      10/17/00       % Change
                             Price       Price     Price @ ~2PM    in Price(1)
                            -------    --------    ------------    -----------
Diversified
  American Express           $59.25       $55.75       $53.69           (3.7)%
  Citigroup                  $58.13       $50.81       $48.75           (4.1)%
  Mellon Financial           $42.75       $41.69       $40.69           (2.4)%
  Morgan Stanley            $104.50       $77.69       $73.25           (5.7)%

  AXF                        $52.25       $51.63       $50.94           (1.3)%

                            --------------------------------------------------
                            Low                                         (5.7)%
                            Mean                                        (4.0)%
                            Median                                      (3.9)%
                            High                                        (2.4)%
                            --------------------------------------------------

Asset Accumulators
  American General           $70.44       $74.13       $73.25           (1.2)%
  Hartford Financial         $62.50       $68.00       $67.31           (1.0)%
  Lincoln National           $47.31       $44.63       $43.19           (3.2)%
  Jefferson-Pilot            $61.75       $61.00       $59.75           (2.0)%
  John Hancock               $22.50       $26.75       $26.75            0.0 %
  MetLife                    $24.00       $25.38       $25.44            0.2 %
  Nationwide Financial       $36.94       $38.69       $38.38           (0.8)%

  AXF                        $52.25       $51.63       $50.94           (1.3)%

                            --------------------------------------------------
                            Low                                         (3.2)%
                            Mean                                        (1.1)%
                            Median                                      (1.0)%
                            High                                         0.2 %
                            --------------------------------------------------

                            8/29/00    10/16/00      10/17/00       % Change
                             Price       Price     Price @ -2PM    in Price(1)
                            -------    --------    ------------    -----------
Asset Managers
  Stilwell Financial         $47.44       $40.81       $37.50           (8.1)%
  Eaton Vance                $49.69       $46.50       $45.19           (2.8)%
  Franklin Resources         $37.06       $38.85       $37.90           (2.4)%
  Neuberger Berman           $56.94       $60.19       $59.44           (1.2)%
  Federated Investors        $22.81       $23.94       $23.44           (2.1)%
  T. Rowe Price              $42.63       $42.88       $41.63           (2.9)%
  Waddell & Reed             $35.38       $32.19       $31.00           (3.7)%
  Affiliated Managers        $55.94       $52.13       $49.19           (5.6)%

  Alliance Holdings          $53.25       $46.44       $44.81           (3.5)%

                            --------------------------------------------------
                            Low                                         (8.1)%
                            Mean                                        (3.6)%
                            Median                                      (2.9)%
                            High                                        (1.2)%
                            --------------------------------------------------

  AXA ADR                    $79.00       $65.13       $64.19           (1.4)%

----------
(1) Percent change from October 16, 2000 price to October 17, 2000 price at ~2:00PM eastern Standard time.


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

                                                                    Confidential
================================================================================

                                 PROJECT SHUTTLE

                            Materials for Discussion

                                October 17, 2000


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Table of Contents
================================================================================

                        1.    Executive Summary

                        2.    Overview

                        3.    Summary Valuation

                              A.    AXA Financial

                              B.    Insurance / Financial Advisory

                              C.    Alliance Capital

                        4.    AXA Group


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================================================================================

                    ----------------------------------------

                                Executive Summary

                    ----------------------------------------


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                                                               Executive Summary

Summary of Original AXA Group Proposal
================================================================================

Transaction Structure:              Exchange offer for cash and AXA Group
                                    American Depository Shares ("AXA-ADS").
                                    Upon consummation, AXA Financial will become a wholly-owned subsidiary of AXA Group. This transaction is conditioned on the sale of DLJ

Transaction Consideration:          $32.10 cash

                                    +0.2709 AXA-ADS

Total Consideration                 $53.50 / $49.74
(Announcement / Current): (2)

Number of Publicly Traded Shares:   172.117MM (1)

Transaction Value                   $9.21 billion / $8.56 billion
(Announcement / Current): (2)

Accounting Treatment:               Under current proposal AXA Group will record
                                    the transaction as a purchase, recognizing goodwill for the cash portion under French
                                    GAAP accounting and the entire transaction value under U.S. GAAP accounting

Tax Treatment:                      The exchange will be treated as a taxable
                                    event. Shareholders are subject to taxable gain / (loss)

                             Consideration Analysis

                                        10/16/00                                 8/29/00
                                        --------                                 -------
Change in ADS Price  (25.0)%   (20.0%)   (17.6%)   (15.0%)   (10.0%)    (5.0%)     0.0%     5.0%    10.0%    15.0%    20.0%    25.0%
Implied ADS Price    $59.25    $63.20    $65.13    $67.15    $71.10    $75.05    $79.00   $82.95   $86.90   $90.85   $94.80   $98.75

Stock                $16.05    $17.12    $17.64    $18.19    $19.26    $20.33    $21.40   $22.47   $23.54   $24.61   $25.68   $26.75
Cash                  32.10     32.10     32.10     32.10     32.10     32.10     32.10    32.10    32.10    32.10    32.10    32.10
                     ------    ------    ------    ------    ------    ------    ------   ------   ------   ------   ------   ------
Total Consideration  $48.15    $49.22    $49.74    $50.29    $51.36    $52.43    $53.50   $54.57   $55.64   $56.71   $57.78   $58.85

----------
(1) Per AXA Financial 3/30/00 DEFM14A, AXA Group owns 261,236,342 AXA Financial shares. Per AXA Financial 6/30/00 10-Q, AXA Financial shares outstanding of 433,353,108 at 8/9/00.

(2) Announcement value calculated as of day prior (8/29/00). Current value calculated as of 10/16/00.


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                                                               Executive Summary

AXA Group Current Proposal Comparison
================================================================================

      ---------------------------------------------
      Initial Offer:           $32.10       Cash
                               0.2709       ADS       8/29/00      10/16/00
      ---------------------------------------------   -------      --------
      AXA-ADS Price (USD)                              $79.00        $65.13
      Exchange Ratio (AXA-ADS / AXF Share)             0.2709        0.2709

      Stock                                            $21.40        $17.64
      Cash                                              32.10         32.10
                                                      -------      --------
      Total Consideration                              $53.50        $49.74
      Change Since 8/29/00 - %                             --         (7.0%)
      Change Since 8/29/00 - $/Share                       --        ($3.76)

      ---------------------------------------------
      Current Offer:           $35.75       Cash
                               0.2950       ADS       8/29/00      10/16/00
      ---------------------------------------------   -------      --------
      AXA-ADS Price (USD)                              $79.00        $65.13
      Exchange Ratio (AXA-ADS / AXF Share)             0.2950        0.2950

      Stock                                            $23.31        $19.21
      Cash                                              35.75         35.75
                                                      -------      --------
      Total Consideration                              $59.06        $54.96
      Change Since 8/29/00 - %                             --         (6.9%)
      Change Since 8/29/00 - $/Share                       --        ($4.09)
      Current Offer vs. Initial Offer (%)               10.4%         10.5%


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                                                               Executive Summary

Transaction Rationale
================================================================================

      ----------------------                  ---------------------
      o   Simplify corporate                  o   Realize increased
          structure                               control
      ----------------------                  ---------------------

-------------------------          -----------         -------------------------
o   Belief that AXA                 AXA Group          o   Facilitate capital
    Financial shares are           Transaction             allocation throughout
    undervalued                     Rationale              AXA Group's global
-------------------------          -----------             business
                                                       o   Realize operational
                                                           efficiencies
                                                       -------------------------

      ----------------------------            --------------------------
      o   Increased exposure to               o   Consistent with stated
          attractive U.S. market                  strategy of
                                                  streamlining AXA
      o   Enhanced ability to                     Group global
          grow through                            operations
          acquisitions in the U.S.
      ----------------------------            --------------------------


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                                                               Executive Summary

Market Conditions
================================================================================

--------------------------------------------------------------------------------
 Several changes have occurred in the market since the day immediately prior to the original offer (8/29/00)
--------------------------------------------------------------------------------

o     The AXA-ADS price has declined from $79.00 to $65.13, a decline of 17.6%

      o     The Euro has weakened by 5.3% against the US$

      o     The underlying AXA Group share has dropped from 172.50 Euro to
            153.20 Euro, a decline of 11.2%

o Credit Suisse Group stock issued to AXA Financial as part of the DLJ sale has decreased from CHF381.50 to CHF3O3.50, a decline or 20.4%

      o     The Swiss Franc has weakened by 3.1% against the US$

      o The decline in the value of Credit Suisse Group and Alliance Capital shares implies a high valuation for the Insurance / Financial Advisory business relative to peer companies

o The share values of the universe of comparable diversified financial institutions have declined by an average of approximately 11.7%(1)

      o Result largely reflects 25.7% decline by Morgan Stanley (but other stocks are down as well)

o The share values of the universe of comparable asset accumulators have increased by an average of approximately 5.2%(2)

o The share values of the universe of comparable asset managers have decreased by an average of approximately 2.5%(3)

o Some analysts are beginning to recognize the dilutive effect on 2001 earnings of AXA Financial relating to the redeployment of DLJ proceeds

----------

(1) Index constituents: American Express, Citigroup, Mellon Financial and Morgan Stanley Dean Witter.
(2) Index constituents: American General, Hartford Financial, Jefferson-Pilot, John Hancock, Lincoln National, MetLife and Nationwide Financial.
(3) Index comprised of 50% institutional asset management companies (constituents: Affiliated Managers, T. Rowe Price and Waddell & Reed) and 50% retail asset management companies (constituents: Eaton Vance, Federated Investors, Franklin Resources, Neuberger Berman and Stilwell Financial).


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                                                               Executive Summary

Selected Historical Market Data
================================================================================

                                AXA Financial vs.
                         Diversified Financial Index(1)
                   ===========================================

                            [MOUNTAIN GRAPH OMITTED]

                                  AXA Financial
                        ---- Diversified Financial Index
                       October 18, 1999 - October 16, 2000

                                AXA Financial vs.
                           Asset Accumulator Index(2)
                   ===========================================

                            [MOUNTAIN GRAPH OMITTED]

                                  AXA Financial
                          ---- Asset Accumulator Index
                       October 18, 1999 - October 16, 2000

                                AXA Financial vs.
                            Asset Management Index(3)
                   ===========================================

                            [MOUNTAIN GRAPH OMITTED]

                                  AXA Financial
                           ---- Asset Management Index
                       October 18, 1999 - October 16, 2000

                                AXA Financial vs.
                         Diversified Financial Index(1)
                   ===========================================

                            [MOUNTAIN GRAPH OMITTED]

                                  AXA Financial
                           ---- Diversified Composite
                       August 29, 2000 - October 16, 2000

                                AXA Financial vs.
                           Asset Accumulator Index(2)
                   ===========================================

                            [MOUNTAIN GRAPH OMITTED]

                                  AXA Financial
                          ---- Asset Accumulator Index
                       August 29, 2000 - October 16, 2000



                                AXA Financial vs.
                            Asset Management Index(3)
                   ===========================================

                            [MOUNTAIN GRAPH OMITTED]

                                  AXA Financial
                           ---- Asset Management Index

                       August 29, 2000 - October 16, 2000

----------
(1) Index constituents: American Express, Citigroup, Mellon Financial and Morgan Stanley Dean Witter.
(2) Index constituents: American General, Hartford Financial, Jefferson-Pilot, John Hancock, Lincoln National, MetLife and Nationwide Financial.
(3) Index comprised of 50% institutional asset management companies (constituents: Affiliated Managers, T. Rowe Price and Waddell & Reed) and 50% retail asset management companies (constituents: Eaton Vance, Federated Investors, Franklin Resources, Neuberger Berman and Stilwell Financial).


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================================================================================

                    ----------------------------------------

                                    Overview

                    ----------------------------------------


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                                                                        Overview

Stock Price Performance
================================================================================

--------------------------------------------------------------------------------
                Immediately prior to the AXA Group initial offer,
                  AXA Financial was trading at its 52-week high
--------------------------------------------------------------------------------

                            [MOUNTAIN GRAPH OMITTED]

                 Daily from October 18, 1999 to October 16, 2000

                              Volume   ----Close

|1|  6/20/00: Alliance Capital and Sanford C. Bernstein announce merger agreement

|2|  7/12/00: UBS and PaineWebber announce merger agreement

|3|  8/2/00:  AXA Financial announces second quarter earnings, exceeding median estimates by $0.08

|4|  8/29/00: Rumors of sale of DLJ


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                                                                        Overview

Exchange Ratio Analysis
================================================================================

--------------------------------------------------------------------------------
       AXA Financial is trading near its high relative to AXA Group since
                                 January 1, 1999
--------------------------------------------------------------------------------

                    AXA-ADS vs. Implied AXA Group (French)(1)
================================================================================

                            [MOUNTAIN GRAPH OMITTED]

                 Daily from January 1, 1999 to October 16, 2000

                  ---AXA-ADS     Implied AXA Group (French)(1)

                                $ / Euro Exchange
================================================================================

                            [MOUNTAIN GRAPH OMITTED]

                 Daily from January 1, 1999 to October 16, 2000

              Historical Implied Exchange Ratio (AXF / AXA-ADS)(2)
================================================================================

                            [MOUNTAIN GRAPH OMITTED]

                 Daily from January 1, 1999 to October 16, 2000

----------
(1) Calculation based upon 2:1 AXA--ADS/AXA Group (French) ratio and adjusted for $/Euro exchange rate.
(2)   AXA Financial share price divided by AXA-ADS price.
(3)   Purchase price of $49.74 relative to AXA-ADS price of $65.13 at 10/16/00.
(4)   Purchase price of $54.96 relative to AXA-ADS price of $65.13 at 10/16/00.


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                                                                        Overview

Price Comparison Analysis
================================================================================

--------------------------------------------------------------------------------
  AXA Group's share has experienced a greater decline than a group of European comparable companies since 8/29/00
--------------------------------------------------------------------------------

                                8/29/00          10/16/00
                                 Share             Share
                              Price (USD)       Price (USD)         % Change
                              -----------       -----------         --------

Skandia                         $20.07            $17.18             (14.4)%
Allianz                         347.36            309.31             (11.0)%
Generali                         30.96             30.51              (1.5)%
Prudential                       13.68             13.09              (4.4)%
Aegon                            40.34             36.36              (9.9)%
CGNU                             15.80             13.63             (13.7)%
ING Group                        67.43             61.27              (9.1)%
Zurich Allied                   526.06            466.54             (11.3)%

AXA Group                       154.63            130.01             (15.9)%

                                --------------------------------------------
                                Low                                  (14.4)%
                                Mean                                  (9.4)%
                                Median                               (10.4)%
                                High                                  (1.5)%
                                --------------------------------------------

                                8/29/00          10/16/00
                                 Share             Share
                                 Price             Price             % Change
                                 -----             -----             --------

Skandia (swedish krona)         189.00            172.00              (9.0)%
Allianz (euro)                  387.50            364.50              (5.9)%
Generali (euro)                  34.54             35.95               4.1 %
Prudential (pound)                9.37              9.05              (3.4)%
Aegon (euro)                     45.00             42.85              (4.8)%
CGNU (pound)                     10.82              9.43             (12.8)%
ING Group (euro)                 75.22             72.20              (4.0)%
Zurich Allied (swiss franc)     907.00            830.00              (8.5)%

AXA Group (euro)                172.50            153.20             (11.2)%

                                --------------------------------------------
                                Low                                  (12.8)%
                                Mean                                  (5.5)%
                                Median                                (5.4)%
                                High                                   4.1 %
                                --------------------------------------------


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                                                                        Overview

Precedent Minority Purchase Premiums(1)
================================================================================

Initial Offer Per Share at Announcement                    $53.50(2)
Current Offer Per Share at Announcement                    $59.06
Initial Offer Per Share as of 10/16/00                     $49.74
Current Offer Per Share as of 10/16/00                      54.96

AXA Financial Share Price:

  1 Trading Day Before Announcement (8/29/00)              $52.25
  5 Trading Days Before Announcement (8/23/00)              49.75
  20 Trading Days Before Announcement (8/2/00)              40.69

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Precedent Minority Purchase Premiums(3)
                                                ------------------------------------------------------------------------------------
                                                    1- Day           5- Days            20- Days     % [DELTA] in Consideration(4)
                                                ----------------- ---------------- ---------------- --------------------------------
                                                 Mean    Median    Mean   Median     Mean   Median        Mean           Median
                                                ------ ---------- ------ --------- -------- ------- --------------- ----------------

                                                ------------------------------------------------------------------------------------
All Transactions (79 deals)                     $67.89   $63.79   $66.25   $62.31   $56.06   $53.65      $58.50         $56.77
Implied Purchase Price Premium                    29.9%    22.1%    33.2%    25.3%    37.8%    31.9%        9.3%           6.1%

Financial Institutions Transactions (18 deals)  $63.74   $60.41   $61.75   $60.32   $52.14   $50.60      $59.65         $56.89
Implied Purchase Price Premium                    22.0%    15.6%    24.1%    21.2%    28.1%    24.4%       11.5%           6.3%

Stock Consideration Transactions (20 deals)     $58.91   $57.69   $57.48   $56.88   $48.76   $48.13      $56.22         $53.50
Implied Purchase Price Premium                    12.8%    10.4%    15.5%    14.3%    19.8%    18.3%        5.1%           0.0%

Transactions over $1 Billion (5 deals)          $61.78   $63.80   $60.77   $61.09   $52.39   $52.62      $55.98         $54.51
Implied Purchase Price Premium                    18.2%    22.1%    22.1%    22.8%    28.8%    29.3%        4.6%           1.9%
                                                ------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) Based on Historical Minority Purchase Transactions Analysis (announcement date between 1/1/92 and 7/21/00; transaction value at least $50MM; U.S.-based targets only).
(2)   Announcement date for AXA Financial valued at 8/29/00.
(3)   Days represent trading days rather than actual days.
(4)   Represents change in consideration from initial offer to closing offer.


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                                                                        Overview

Research Analyst Reactions: AXA Financial
================================================================================

      Analyst             Company          Target Price      Rating        Date                       Comment
------------------   ------------------   --------------   -----------   ---------   -----------------------------------------
Andrew Kligerman      Bear Stearns         $56.0O-$59.00     Neutral      8/30/00     "Per our August 30 note, we believe
                                                                                      that AXF is worth more than the
                                                                                      parent's current offer. We value the
                                                                                      Company at close to $70 per share...
                                                                                      We think that this offer may just be
                                                                                      an initial proposal and that there
                                                                                      maybe a 5%-10% upside in a follow-up
                                                                                      offer."

Lewis Philips         Fox-Pitt, Kelton          NA             NA         8/31/00     "Our assessment is that the offer
                                                                                      price will have to be raised. Our
                                                                                      valuations indicate that a figure in
                                                                                      the upper $50s would be a fair price."

Michelle Giordano     JP Morgan                 NA             Buy         9/4/00     "It is unlikely that AXA Group will
                                                                                      be overly generous in raising the
                                                                                      price. In terms of what [AXA
                                                                                      Financial] is worth, we could justify
                                                                                      a price up to $65... In the end, we
                                                                                      believe that AXA Group will try to
                                                                                      pay as low a price as possible
                                                                                      without upsetting shareholders. We
                                                                                      think it is very unlikely the deal
                                                                                      does not go through."

Sabra Brinkmann       Keefe, Bruyette         $58.00       Outperform      9/5/00     "We believe that the current offer
                      & Woods                                                         for AXF by AXA will be increased,
                                                                                      based on our analysis of the fair
                                                                                      valuation of AXF and the financial,
                                                                                      strategic and operational synergies
                                                                                      that AXA will receive by controlling
                                                                                      100% of AXF."

                                                NA         Outperform     10/2/00     "We think a fair offer for the AXF
                                                                                      minorities is meaningfully higher-in
                                                                                      the $65-$70 range-than the $50 value
                                                                                      of AXA's current offer."

Eric Berg             Lehman                    NA           Neutral      8/31/00     "Our analysis of the value of AXA
                      Brothers                                                        Financial after that company
                                                                                      completes its sale of its
                                                                                      70% ownership in Donaldson, Lufkin &
                                                                                      Jenrette concludes that AXA Financial
                                                                                      will be worth right around the $53.50
                                                                                      that its French parent is offering.
                                                                                      While on a multiple-of-earnings
                                                                                      basis, one could argue that AXA
                                                                                      Financial is worth $62 (18x our most
                                                                                      recent year 2001 estimate of $3.45),
                                                                                      that multiple treated AXA Financial
                                                                                      as if it were a diversified financial
                                                                                      services company close to being on a
                                                                                      par with an American Express, a
                                                                                      Citigroup, or a Merrill Lynch. But
                                                                                      now that AXA Financial's DLJ
                                                                                      subsidiary is being sold, we would
                                                                                      say that AXA Financial is becoming
                                                                                      less diversified, that assigning an
                                                                                      18 multiple to AXA Financials earnings
                                                                                      is inappropriate."


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                                                                        Overview

Research Analyst Reactions: AXA Financial (Cont'd)
================================================================================

      Analyst             Company          Target Price      Rating        Date                       Comment
------------------   ------------------   --------------   -----------   ---------   -----------------------------------------
Edward A. Spehar      Merrill Lynch             NA         No Opinion     8/31/00     "Based on a discounted cash flow
                                                                                      analysis, we believe that the private
                                                                                      market value of AXA Financial after
                                                                                      the sale of DLJ is potentially $60
                                                                                      per share. In our view, there is a
                                                                                      reasonable probability that AXA Group
                                                                                      will increase its offer for AXA
                                                                                      Financial."

Robert Lee            Paine Webber            $57.00         Neutral       9/4/00     "AXA Financial's upside is limited,
                                                                                      though AXA may offer more than $53.50
                                                                                      for the minority stake in AXA
                                                                                      Financial."

John Hall             Prudential                NA            Hold         9/4/00     "The price on the table is close
                                                                                      enough to full value that the special
                                                                                      Securities committee will be hard
                                                                                      pressed to push for much more.
                                                                                      Minority shareholders are in a
                                                                                      difficult situation with little
                                                                                      leverage."

Al Capra              Putnam Lovell           $54.00          Hold         8/31/0     "We're just not convinced that AXA
                                                                                      Group needs to raise its offer
                                                                                      meaningfully. With DLJ out of the
                                                                                      picture, we have trouble arguing for
                                                                                      the financial services conglomerate
                                                                                      premium that we believe AXF always
                                                                                      deserved."

Colin Devine          Salomon Smith           $55.00         Neutral      8/30/00     "While current buy-in offer from
                      Barney                                                          parent AXA equates to $53.50, expect
                                                                                      moderately improved offer.
                                                                                      Believe investors should factor in,
                                                                                      when considering AXA offer and
                                                                                      likelihood for improvement, both lack
                                                                                      of control premium on AXF and pending
                                                                                      absence of DLJ who, in separate
                                                                                      transaction, is being sold to Credit
                                                                                      Suisse First Boston."

                                              $55.00       Outperform     9/21/00     "Only caution for investors is,
                                                                                      should AXF buy-in not proceed,
                                                                                      believe most comparable valuation is
                                                                                      Nationwide Financial Services (NFS,
                                                                                      2M, $36.375), currently trading at
                                                                                      9.1x our 2001E and 1.75x BV at June
                                                                                      30/00 (ex FAS 115). Applying these to
                                                                                      AXF yields share [trading] price in
                                                                                      $27 to $36 range. Even applying
                                                                                      premium for AXF's 53% ownership of
                                                                                      Alliance Capital, given relative
                                                                                      equality of AXF and NFS life units,
                                                                                      indicates upper-end AXF [trading]
                                                                                      price in $40 range."

                                              $55.00       Outperform     10/5/00     "Continue to anticipate improved
                                                                                      offer for AXF, from parent AXA,
                                                                                      following close of DLJ sale, somewhere
                                                                                      in 8%-10% range, thereby bringing
                                                                                      current value of AXA offer up to $56
                                                                                      range. Improvement will most likely
                                                                                      be in additional AXA ADR's as believe
                                                                                      AXA is essentially maximized on
                                                                                      leverage."


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                                                                        Overview

Research Analyst Reactions: AXA Financial (Cont'd)
================================================================================

      Analyst             Company          Target Price      Rating        Date                       Comment
------------------   ------------------   --------------   -----------   ---------   -----------------------------------------
Joanne Smith          UBS Warburg             $65.00       Strong Buy     8/31/00     "There is a high likelihood that this
                                                                                      offer [of $32.10 cash and 0.271 ADS]
                                                                                      will be increased, possibly
                                                                                      substantially, considering previous
                                                                                      deals, as well as the realistic value
                                                                                      of the remaining businesses."

                                              $65.00       Strong Buy    10/12/00     "We note that our 2001 EPS estimate
                                                                                      of $3.05 assumes dilution for the
                                                                                      redeployment of the proceeds from the
                                                                                      sale of DLJ. In our opinion, the
                                                                                      dilution only reflects timing issues
                                                                                      with the redeployment of the
                                                                                      proceeds...we are assuming that the
                                                                                      cash proceeds of $3.6B will be
                                                                                      invested in fixed income securities
                                                                                      returning between 7%-7.5%. far below
                                                                                      the ROE contributed from DLJ for the
                                                                                      6 mo. ended 6/30/00 of 22%."


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                                                                        Overview

AXA Financial Earnings Estimates (1)
================================================================================

                               ---------------------------------------------
                                            Recent                  Recent                  Previous                   Previous
                                          First Call              First Call               First Call                 First Call
Analyst                                   2000E EPS               2001E EPS                2000E EPS                  2001E EPS
----------------------------   ---------------------------------------------   -------------------------------------------------
A.G. Edwards                   09/18/00     $2.95      09/29/00     $3.30      08/02/00      $2.90       08/02/00      $3.15
Bear Stearns                   08/31/00      2.96      08/31/00      3.20      08/30/00       2.89       08/30/00       3.10
Conning & Co.                  09/08/00      2.90      09/08/00      3.30      NA             NA         07/11/00       3.10
Fox-Pitt, Kelton               10/10/00      3.00      10/10/00      3.35      08/03/00       2.90       08/03/00       3.20
Goldman Sachs                  10/05/00      2.95      10/05/00      3.35      08/03/00       2.83       08/03/00       3.10
J.P. Morgan                    09/08/00      3.00      09/08/00      3.23      08/03/00       2.87       08/03/00       3.15
Keefe, Bruyette & Woods        10/11/00      2.04      10/11/00      2.84      09/05/00       3.02       09/05/00       3.15
Lehman Brothers                09/28/00      3.07      09/28/00      3.44      08/03/00       2.88       08/03/00       3.40
PaineWebber                    09/05/00      3.00      09/05/00      2.91      08/03/00       2.92       09/01/00       3 30
Prudential Securities          08/31/00      2.96      NA            NA        08/02/00       2.85       NA             NA
Putnam, Lovell & Thornton      08/31/00      3.00      08/31/00      3.20      08/03/00       2.90       NA             NA
Salomon Smith Barney           08/31/00      3.00      10/05/00      3.00      05/02/00       2.75       09/19/00       3.50
UBS Warburg (US)               10/16/00      2.05      10/16/00      3.05      08/31/00       2.95       08/31/00       3.30
Wasserstein Perella            08/17/00      3.00      08/17/00      3.30      NA             NA         NA             NA
                               ---------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
I/B/E/S Median Estimate        10/16/00     $2.96      10/16/00     $3.25      8/29/00       $2.95       8/29/00        $3.30
--------------------------------------------------------------------------------------------------------------------------------

----------
(1) Source: First Call (10/16/00)


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                                                                        Overview

Accretion / Dilution Sensitivity Analysis Key Assumptions: AXA Group
================================================================================

                                 Key Assumptions
--------------------------------------------------------------------------------

o     Assumes AXA Group ADS value of $65.13 as of 10/16/00

      o     Assumes all DLJ proceeds converted to cash by 12/31/00

      o     Cash = $2,537.6 million proceeds after-tax(1)

      o     CSG Stock = $2,280.8 million proceeds after-tax(2)

o Assumes DLJ proceeds netted against cash component of AXA Group consideration

o Cash and AXA Group ADS consideration mix remains fixed at 60% and 40%, respectively

o Assumes AXA Financial earns interest on taxes payable on DLJ proceeds through 3/15/01

o For French GAAP reporting purposes, assumes goodwill on stock component written-off against equity immediately

o For French GAAP reporting purposes, assumes goodwill on cash component amortized over thirty years

o     Earning projections derived from 2001 I/B/E/S consensus estimates

o Accretion/dilution impact of minority purchase transaction measured relative to AXA Group projected earnings after the DLJ transaction

----------
(1) Assumes $2,329.1MM initial cash received plus $1,200MM additional cash received due to closing repurchase of CSG stock. Source: DLJ Form SC TO-T (9/8/00). Assumes tax rate of 37.0%. Source: AXA Financial management. Assumes pro-rata basis calculated on total DLJ shares owned (88,608,333) at $19.58 per share. Source: AXA Financial management.
(2) Assumes 25.205MM shares received less $l,200.0MM closing repurchase of CSG stock. Source: DLJ Form SC TO-T (9/8/00). Assumes tax rate of 37.0%
      Source: AXA Financial management. Assumes pro-rata basis calculated on total DLJ shares owned (88,608,333) at $19.58 per share. Source: AXA Financial management.


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                                                                        Overview

AXA Group Accretion / Dilution Sensitivity Analysis: After DLJ Transaction
================================================================================

Case: Cash Bask After DLJ Transaction

                                 -----------------------------------------------
                                     Purchase Price Per AXA Financial Share
                                 -----------------------------------------------
2001E EPS Accretion / Dilution ($):              Current
                                                  Offer
                                 $50.00  $52.50  $54.96   $55.00  $57.50  $60.00
                                 -----------------------------------------------
Synergies as a             0.0%   $0.57   $0.51   $0.46    $0.46   $0.40   $0.35
Percentage of             2.50     0.62    0.57    0 52     0.52    0.46    0.41
AXA Financial             5.00     0.68    0.63    0.57     0.57    0.52    0.47
2001 Estimated            7.50     0.74    0.68    0.63     0.63    0.58    0.52
Earnings                 10.00     0.80    0.74    0.69     0.69    0.63    0.58
                                                 ------

                                 -----------------------------------------------
                                     Purchase Price Per AXA Financial Share
                                 -----------------------------------------------
2001E EPS Accretion / Dilution ($):              Current
                                                  Offer
                                 $50.00  $52.50  $54.96   $55.00  $57.50  $60.00
                                 -----------------------------------------------
Synergies as a             0.0%    10.5%    9.5%    8.5%     8.5%    7.5%   6.5%
Percentage of             2.50     11.5    10.5     9.6      9.5     8.6    7.6
AXA Financial             5.00     12.6    11.6    10.6     10.6     9.6    8.6
2001 Estimated            7.50     13.7    12.7    11.7     11.7    10.7    9.7
Earnings                 10.00     14.7    13.7    12.7     12.7    11.7   10.7
                                                 ------

Case: GAAP Basis After DLJ Transaction

                                 -----------------------------------------------
                                     Purchase Price Per AXA Financial Share
                                 -----------------------------------------------
2001E EPS Accretion / Dilution ($):              Current
                                                  Offer
                                 $50.00  $52.50  $54.96   $55.00  $57.50  $60.00
                                 -----------------------------------------------
Synergies as a             0.0%   $0.31   $0.23   $0.16    $0.16   $0.08   $0.01
Percentage of             2.50     0.37    0.29    0.22     0.22    0.14    0.07
AXA Financial             5.00     0.42    0.35    0.28     0.27    0.20    0.13
2001 Estimated            7.50     0.48    0.41    0.33     0.33    0.26    0.18
Earnings                 10.00     0.54    0.46    0.39     0.39    0.31    0.24
                                                 ------

                                 -----------------------------------------------
                                     Purchase Price Per AXA Financial Share
                                 -----------------------------------------------
2001E EPS Accretion / Dilution ($):              Current
                                                  Offer
                                 $50.00  $52.50  $54.96   $55.00  $57.50  $60.00
                                 -----------------------------------------------
Synergies as a             0.0%     5.7%    4.3%    3.0%     2.9%    1.6%   0.2%
Percentage or             2.50      6.8     5.4     4.0      4.0     2.6    1.3
AXA Financial             5.00      7.9     6.5     5.1      5.1     3.7    2.3
2001 Estimated            7.50      8.9     7.5     6.2      6.1     4.7    3.4
Earnings                 10.00     10.0     8.6     7.2      7.2     5.8    4.4
                                                 ------


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                                                                        Overview

Analysis at Various Prices - AXA Financial ($MM, except per share amounts)
================================================================================

                                                                               --------
                                                                               Current
                                                                               Offer(1)

Aggregate Equity Value(2)                                 $19,501    $21,668    $23,818    $23,834    $26,001    $28,168
Price Per Share                                           $ 45.00    $ 50.00    $ 54.96    $ 55.00    $ 60.00    $ 65.00
                                                          --------------------------------------------------------------
Premium to 5 Days Before Announcement(1)     $49.75         (9.55)      0.50%     10.48%     10.55%     20.60%     30.65%
Premium to 20 Days Before Announcement(1)    $40.69         10.60%     22.89%     35.08%     35.18%     47.47%     59.75%

                                              AXA
Comparative Analysis                       Financial
                                           ---------
  LTM Operating EPS(5)                       $ 2.89         15.5x      17.3x      19.0x      19.0x      20.7x      22.5x
  2000E EPS (Median 1/B/E/S, 10/16/00)         2.96         15.2x      16.9x      18.6x      18.6x      20.3x      22.0x
  2001E EPS (Median 1/B/E/S, 10/16/00)         3.25         13.8x      15.4x      16.9x      16.9x      18.5x      20.0x
  Book Value Per Share (6/30/00)              14.60(2)      3.08x      3.42x      3.76x      3.77x      4.11x      4.45x

                                              AXA
Comparative Analysis                       Financial
                                           ---------
  LTM Operating EPS(5)                       $ 2.89         15.5x      17.3x      19.0x      19.0x      20.7x      22.5x
  2000E EPS (Median 1/B/E/S, 10/16/00)         2.96         15.2x      16.9x      18.6x      18.6x      20.3x      22.0x
  2001E EPS (Median 1/B/E/S, 10/16/00)         3.25         13.8x      15.4x      16.9x      16.9x      18.5x      20.0x
  Book Value Per Share (6/30/00)              14.60(2)      3.08x      3.42x      3.76x      3.77x      4.11x      4.45x

                                              AXA
Comparative Analysis                       Financial
                                           ---------
  2000E EPS (Median I/B/E/S, 10/16/00)       $ 2.96         15.2x      16.9x      18.6x      18.6x      20.3x      22.0x
  2001E EPS (Median I/B/E/S, 10/16/00)         3.25         13.8x      15.4x      16.9x      16.9x      18.5x      20.0x
                                                                               --------

                              Diversified Financial
-------------------------------------       ------------------------------------
     Comparable Acquisitions(3)               Comparable Traded Companies(4)
-------------------------------------       ------------------------------------
   Mean                      Median           Mean                      Median
-------------------------------------       ------------------------------------
   24.4x                     20.3x            21.2x                     20.7x
   20.3x                     18.5x            20.4x                     19.5x
   17.6x                     15.8x            18.2x                     17.5x
   3.17x                     2.53x            5.35x                     5.04x
-------------------------------------       ------------------------------------

                                Asset Accumulator
-------------------------------------       ------------------------------------
     Comparable Acquisitions(3)               Comparable Traded Companies(6)
-------------------------------------       ------------------------------------
   Mean                      Median           Mean                      Median
-------------------------------------       ------------------------------------
   21.8x                     18.5x            15.3x                     15.4x
   20.4x                     18.2x            14.3x                     14.3x
   17.9x                     16.2x            12.8x                     12.7x
   2.53x                     1.90x            2.45x                     2.43x
-------------------------------------       ------------------------------------

                                Asset Management
-------------------------------------       ------------------------------------
    Comparable Acquisitions(3x7)             Comparable Traded Companies(7x8)
-------------------------------------       ------------------------------------
   Mean                      Median           Mean                      Median
   19.0x                     19.1x            17.6x                     18.2x
   19.6x                     19.5x            15.7x                     16.4x
-------------------------------------       ------------------------------------

-------------------------------------
(1)   Current Offer as of October 16, 2000; Announcement as of August 30, 2000.

(2) Calculation based upon 433.353 MM common shares outstanding as of 6/30/00. Source 6/30/00 10-Q.

(3) Universe of comparable acquisitions included in chapters 3A, 3B and 3C, respectively.

(4) Comparable Traded Companies: American Express, Citigroup, Mellon Financial and Morgan Stanley Dean Witter.

(5)   LTM ended 6/30/00.

(6) Comparable Traded Companies: American General, Hartford Financial and Lincoln National.

(7) Comparable multiples represent a weighted average of multiples for Institutional Asset Management (50%) and Retail Asset Management (50%) sectors, as AXA Financial's AUM (including Alliance) is approximately a 50:50 mix of Retail and Institutional AUM.

(8) Comparable Traded Companies: Affiliated Managers, Eaton Vance, Federated Investors, Franklin Resources, Neuberger Berman, Stilwell Financial, T. Rowe Price and Waddell & Reed.

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================================================================================

                             -----------------------

                               Summary Valuation

                             -----------------------

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                                                               Summary Valuation

Why AXA Financial is Different
================================================================================

--------------------------------------                                                      ----------------------------------------

[LOGO] THE
       EQUITABLE                                                                                   Alliance Capital [LOGO](R)
       COMPANIES INCORPORATED                o     Financial growth stock fueled by
                                                   wealth management and asset              ----------------------------------------
--------------------------------------             gathering story
                                                                                            o     Consistent leader in investment
o     High growth and ROE relative to        o     Consistent earnings performance                performance
      peers
                                             o     Diversified financial franchise          o     $470bn of AUM - scale
o     Consistent earnings
                                             o     Multi-channel distribution with          o     Diverse client and asset mix -
o     Fee based product focus                      financial planning platform                    "style balanced, not style biased"

o     Multi-channel distribution ----------------------- AXA FINANCIAL ------------------   o     Well positioned to recognize
                                                                                                  international growth
o     Adopting open architecture             o     Growing fee income base
      approach                                                                              o     Well positioned in high net worth
                                             o     Unrealized synergy opportunities               market with Bernstein deal
o     "New model" life business
                                             o     Marriage of content and                  o     Leading brand
o     Leading brand                                distribution
                                                                                            o     LP structure provides attractive
                                             o     Proven management team                         employment compensation currency

                                             o     Technology focus

--------------------------------------                                                      ----------------------------------------

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                                                               Summary Valuation

Comparative Analysis -- Diversified Financial
================================================================================

--------------------------------------------------------------------------------
  Based on certain performance metrics, AXA Financial has emerged as a leading financial services franchise
--------------------------------------------------------------------------------

                                  ROAE%
                             (Annualized Q2)
                             ---------------

MSDW                              33.2%
American Express                  28.5%
Mellon Financial                  25.6%
Citigroup                         22.8%
--------------------------------------------
AXA Financial                     21.4%
--------------------------------------------
Charles Schwab                    21.4%
American General                  19.9%
AIG                               16.7%
Lincoln National                  16.2%
                             ---------------
Average(2)                        23.0%

                                  LTM(1)
                                  ROAE
                             ---------------
MSDW                              34.5%
Charles Schwab                    26.7%
American Express                  26.6%
Mellon Financial                  24.1%
Citigroup                         23.3%
--------------------------------------------
AXA Financial                     21.0%
--------------------------------------------
American General                  17.8%
AIG                               16.0%
Lincoln National                  14.6%
                             ---------------
Average(2)                        23.0%

                                 CAGR NI
                                '97 - '99
                             ---------------
Charles Schwab                    47.6%
MSDW                              35.5%
--------------------------------------------
AXA Financial                     27.9%
--------------------------------------------
AIG                               23.6%
American General                  16.5%
American Express                  15.7%
Citigroup                         14.8%
Lincoln National                  14.3%
Mellon Financial                  12.0%
                             ---------------
Average(2)                        22.5%

                               AUM ($BN)(3)
                             ---------------
--------------------------------------------
AXA Financial(4)                $522.4
--------------------------------------------
Mellon Financial                 463.6
MSDW                             419.9
Citigroup                        419.2
American Express                 233.6
Charles Schwab(5)                193.7
Lincoln National                  97.3
American General                  62.1
AIG                                9.2
                             ---------------
Average(2)                      $226.6

                               EPS Growth
                             2000E / 2001E(6)
                             ----------------
Charles Schwab                    18.5%
AIG                               14.3%
American Express                  14.1%
American General                  l2.7%
Mellon Financial                  12.3%
Citigroup                         11.3%
Lincoln National                  10.2%
--------------------------------------------
AXA Financial                      9.8%
--------------------------------------------
MSDW                               9.3%
                             ---------------
Average(2)                        12.8%

                               Median LTGR
                                I/B/E/S(6)
                             ---------------
Charles Schwab                    20.0%
--------------------------------------------
AXA Financial                     15.0%
--------------------------------------------
Citigroup                         15.0%
MSDW                              14.5%
AIG                               14.0%
American Express                  14.0%
Mellon Financial                  13.0%
Lincoln National                  12.0%
American General                  12.0%
                             ---------------
Average(2)                        14.3%

                                 Price /
                              20001E EPS(6)
                             ---------------
Charles Schwab                    40.9x
AIG                               33.0
American Express                  23.7
Mellon Financial                  18.3
Citigroup                         16.7
--------------------------------------------
AXA Financial                     15.9
--------------------------------------------
MSDW                              14.0
American General                  12.7
Lincoln National                  11.4
                             ---------------
Average(2)                        21.3x

--------------------
(1)   LTM ended 6/30/00.

(2)   Calculation excludes AXA Financial.

(3)   Based on Institutional Investor, July 2000. As of 12/31/99.

(4)   Pro forma for Sanford C. Bernstein acquisition, excludes DLJ AUM.

(5)   Pro forma for U.S. Trust acquisition.

(6)   As of 10/16/00.

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================================================================================

                            ------------------------

                               Summary Valuation:
                                  AXA Financial

                            ------------------------

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                                                Summary Valuation: AXA Financial

Overview
================================================================================

--------------------------------------------------------------------------------
        AXA Financial represents a unique and highly attractive franchise in the financial services industry
--------------------------------------------------------------------------------

--------------------------------------------------         -------------------------------------------------
                    Strengths                                                    Issues
--------------------------------------------------         -------------------------------------------------
o     Strong growth track record with historically         o     Complex corporate structure
      consistent operating results
                                                                 o     May create investor confusion
o     Well positioned to capitalize on attractive
      wealth management and asset gathering                      o     Increases difficulty in pursuing major
      demographic trends                                               acquisitions

      o     Leading franchises in both core                o     Majority shareholder
            businesses
                                                           o     Deployment of proceeds from DLJ transaction
      o     Technology investment strategy
            positioning business for future                      o     Analysts only beginning to revise
                                                                       earnings estimates to include dilution
      o     Embracing open-architecture financial
            planning model                                 o     Smaller size relative to other leading
                                                                 diversified financials
o     Synergistic, high growth product mix
                                                           o     Exposure to changing financial markets
      o     Variable life, annuities

      o     High performing family of funds

o     Multi-channel distribution

      o     Large captive financial planning
            network

      o     Independent agents

      o     Wholesale (wirehouses, banks)

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                                                Summary Valuation: AXA Financial

Summary Valuation: AXA Financial
================================================================================

                  Implied Equity Value Per AXA Financial Share
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material:]

WP&Co. Comparable
Trading Range(1)           $45.75      $53.25

WP&Co. Comparable
Company Trading Range      $54.90      $63.90
+ 20% Premium(1)

WP&Co. Comparable
Transaction Range(2)       $54.50      $64.50

Dividend
Discount Model             $46.00      $52.00

Dividend Discount
Model + 20% Premium        $55.20      $62.40

--------------------
(1)   Includes Diversified Financial constituents.

(2)   Includes selected Diversified Financial acquisitions.

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                                                Summary Valuation: AXA Financial

Preliminary Composite Value
================================================================================

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material:]

WP&Co. Comparable Company
Trading Range:

Insurance/
Financial                        $20.25      $24.75
Advisory

Alliance
Capital                          $13.95      $16.65

Cash & CSG
Stock (1)                        $ 9.92

Total                            $44.12      $51.32

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material:]

WP&Co. Comparable Company
Trading Range +20% Premium:

Insurance/
Financial                        $24.30      $29.70
Advisory

Alliance
Capital                          $16.74      $19.98

Cash & CSG
Stock (1)                        $ 9.92

Total                            $50.96      $59.60

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material:]

WP&Co. Comparable
Transaction Range:

Insurance/
Financial                        $26.00      $31.00
Advisory

Alliance
Capital                          $18.00      $21.00

Cash & CSG
Stock (1)                        $ 9.92

Total                            $53.92      $61.92

--------------------
(1) Net of holding company debt and investments not allocated to Insurance / Financial Advisory segment of $1,110.6MM. Net of value of corporate overhead allocated to DLJ of $l60.6MM (assumes: $24.7MM of declining pre-tax corporate overhead, 35% marginal tax rate, 10.0x multiple).
      Source: AXA Financial management. Assumes 440.246MM diluted AXA Financial shares outstanding (10/16/00).

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

                                                Summary Valuation: AXA Financial

Analysis at Various Prices - Diversified Financial ($MM, except per share amounts)
================================================================================

                                                                               --------
                                                                               Current
                                                                               Offer(1)

Aggregate Equity Value(2)                                 $19,501    $21,668    $23,818    $23,834    $26,001    $28,168
Price Per Share                                           $ 45.00    $ 50.00    $ 54.96    $ 55.00    $ 60.00    $ 65.00
                                                          --------------------------------------------------------------

                                              AXA
Comparative Analysis                       Financial
                                           ---------
  LTM Operating EPS(4)                       $ 2.89         15.5x      17.3x      19.0x      19.0x      20.7x      22.5x
  2000E EPS (Median 1/B/E/S, 10/16/00)         2.96         15.2x      16.9x      18.6x      18.6x      20.3x      22.0x
  2001E EPS (Median 1/B/E/S, 10/16/00)         3.25         13.8x      15.4x      16.9x      16.9x      18.5x      20.0x
  Book Value Per Share (6/30/00)              14.60(2)      3.08x      3.42x      3.76x      3.77x      4.11x      4.45x
                                                                               --------

                              Diversified Financial
-------------------------------------       ------------------------------------
      Comparable Transactions                  Comparable Traded Companies(3)
-------------------------------------       ------------------------------------
   Mean                      Median           Mean                      Median
-------------------------------------       ------------------------------------
   24.4x                     20.3x            21.2x                     20.7x
   20.3x                     18.5x            20.4x                     19.5x
   17.6x                     15.8x            18.2x                     17.5x
   3.17x                     2.53x            5.35x                     5.04x
-------------------------------------       ------------------------------------

--------------------
(1)   Current Offer as of October 16, 2000.

(2) Calculation based upon 433,353MM common shares outstanding as of 6/30/00. Source 6/30/00 10-Q.

(3) Comparable Traded Companies: American Express, Citigroup, Mellon Financial and Morgan Stanley Dean Witter.

(4)   LTM ended 6/30/00.

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

                                                Summary Valuation: AXA Financial

Analyst Quotations: AXA Financial
================================================================================

--------------------------------------------------------------------------------
     Wall Street appears to recognize AXA Financial's transformation from a traditional insurance provider into a diversified financial services company
--------------------------------------------------------------------------------

"AXF has a solid track record of meeting and beating its earnings growth objectives in its core financial advisory / insurance and investment management segments. The aging of the American baby boom generation, combined with an increasing suspicion that the government cannot be relied upon as the sole support for retirement income, should continue to drive strong secular growth in AXF's financial advisory / insurance and investment management segments."

                                                 Keefe, Bruyette & Woods, 9/5/00

"We view superior asset retention as a major competitive advantage of AXA Financial. Relative to most other asset gatherers, AXF should therefore have a greater ability to sustain mid-term growth."

                                                 CSFB, 8/18/00

"AXF is one of only a few companies in our universe that we believe stands well positioned to generate sustainable earnings growth of at least 15% in the changing competitive landscape....AXF is one of the few insurers that controls
/ owns all three primary components of its business model: distribution, asset management and product manufacturing."

                                                 Wasserstein Perella, 8/17/00

"The company's growth and ROE compare very favorably to the peer group, but this is offset somewhat, in our opinion, by the risk of above-average earnings volatility and a minority interest discount....It is encouraging that current growth and returns remain high even though management continues to invest for the future."

                                                 Merrill Lynch, 8/3/00

"AXA Financial is an enterprise in transition from a life insurer (risk bearing) to a diversified financial services firm (asset gathering). We do not believe that this transition, and the attendant implications for AXF's EPS growth rate and earnings multiples, is fully reflected in the Company's shares."

                                                 Prudential, 8/14/00


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

                                                Summary Valuation: AXA Financial

Analyst Quotations: AXA Financial (Cont'd)
================================================================================

"We believe a gradual market revaluation of the AXF stock is likely over time as investors begin to realize the consistency and predictability of its diversified revenue and earnings sources...AXF remains our top pick in our sector."

                                                   UBS Warburg, 7/21/00

"AXA Financial is a growth company... This is due to both external and internal influences including demographic trends that are pushing demand for its products and services, the balanced nature of revenues and earnings, as well as heavy investment in new growth opportunities, which are specific to AXA Financial and are just now coming to fruition."

                                                   UBS Warburg, 7/28/00

"We continue to recommend purchase of AXF shares based on an attractive valuation and strong financial services franchise."

                                                   Goldman Sachs, 7/20/00

"We consider AXF to already be at a place operationally that many of its peers will never reach. We also believe AXF, with its focused operational strategy and diversified earnings base, is not only emerging as a major force in the U.S., but also on a global front in conjunction with its 58% majority shareholder AXA, the French insurer and asset manager. Over the past 5 years, net revenues, operating earnings and assets under management at AXF have increased at a CAGR of 23%, 28% and 24% respectively."

                                                   Salomon Smith Barney, 7/20/00

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                                                Summary Valuation: AXA Financial

Selected Comparable Traded Company Analysis(1)
================================================================================

                                Price / LTM EPS
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

American Express                28.2x
Mellon Financial                21.5x
------------------------------------------------------------------Median = 20.7x
Citigroup(4)                    19.9x
Morgan Stanley                  15.1x

AXA Financial(2)                17.8x

                              Price / 2000E EPS(3)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

American Express                27.1x
Mellon Financial                20.5x
------------------------------------------------------------------Median = 19.5x
Citigroup                       18.5x
Morgan Stanley                  15.3x

AXA Financial                   17.4x

                              Price / 2001E EPS(3)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

American Express                23.7x
Mellon Financial                18.3x
------------------------------------------------------------------Median = 17.5x
Citigroup                       16.7x
Morgan Stanley                  14.0x

AXA Financial                   15.9x

                          Price / Book Value Per Share
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

American Express                7.07x
Mellon Financial                5.27x
------------------------------------------------------------------Median = 5.04x
Citigroup                       4.81x
Morgan Stanley                  4.26x

AXA Financial                   3.54x

--------------------
(1) Market data and I/B/E/S earnings estimates as of 10/16/00. Median calculations exclude AXA Financial.

(2)   Data for AXA Financial excludes net realized investment gains / (losses).

(3)   Source: I/B/E/S median.

(4)   Information shown pro forma for acquisition of Associates First Capital.

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

                                                Summary Valuation: AXA Financial

Selected Comparable Transactions - Diversified Financial
================================================================================

                                                                                               Price per Share
                                                                                     -----------------------------------
                                                                                                                          Prem. To
                                                                                      LTM                                 Unaffected
               Acquiring        Acquired      Equity Purchase Price                   Oper.     FY1         FY2     Book    Share
Ann. Date      Company           Company      Per Share   $ Million   Consideration    EPS   Oper. EPS   Oper. EPS  Value   Price
---------      ---------        --------      ---------   ---------   -------------   ----   ---------   ---------  ----- ----------
 7/20/00    ING Groep        Aetna (Financial      NA      $7,700.0     Cash/Debt     20.4x      NA           NA      NA      NA
                             Services /
                             International)

 7/12/00    UBS              PaineWebber        73.50      12,242.6   Stock(1)/Cash   17.4     18.1x        15.6x   4.03x   50.8%

 4/28/00    ING Groep        Reliastar          54.00       5,011.2      Cash(2)      18.2     15.4         14.0    2.53    75.3

 5/10/99    HSBC             Republic Bank      72.00       7,579.1       Cash        35.0     18.8         16.9    2.37    61.1

 3/14/99    Fleet Financial  BankBoston         53.00      16,018.2       Stock       20.1     16.7         15.1    3.33    48.0

 2/18/99    Aegon NV         Transamerica       78.00       9,713.6       Stock         NM     19.4         17.6    1.86    35.4

11/30/98    Deutsche Bank    Bankers Trust      93.00       9,016.1       Cash          NM       NM         15.8    1.88    69.9

 8/20/98    AIG              SunAmerica         80.85      18,364.2       Stock       35.1     33.3         28.1    6.19    25.8

                                                                      -----------------------------------------------------------

                                                                               High   35.1x    33.3x        28.1x   6.19x   75.3%

                                                                               Mean   24.4     20.3         17.6    3.17    52.3

                                                                             Median   20.3     18.5         15.8    2.53    50.8

                                                                                Low   17.4     15.4         14.0    1.86    25.8

                                                                      -----------------------------------------------------------

--------------
(1)   Global share.

(2)   ADRs exchanged for target's ESOP stock.

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                                                Summary Valuation: AXA Financial

Dividend Discount Analysis - AXA Financial
================================================================================

Selected Assumptions

- Present value per diluted share = present value at 9/30/00 of both cash dividends and terminal value. 2000E financial data adjusted pro-rata for Q4 2000 financial results only.

-     Terminal value calculated as a FY1 forward multiple of 2006E earnings.

- 2000E and 200lE Operating EPS from Median I/B/E/S (10/16/00). 2002E - 2006E Operating EPS estimated through applying Median I/B/E/S (10/16/00) Long-Term Growth Rate of 15.0%.

- Calculation of dividends paid based upon 4.2% dividend payout ratio for AXA Financial FYE 1999 (dividends paid on common stock of $43.6 million /operating earnings of $1,040.5 million).

- Assumes reinvestment of DLJ proceeds to achieve current analyst estimates of $3.25 per share in 2001.

Present Value Per Diluted Share - Discount Rate vs. Exit Multiple

                                                                 Terminal Value as a Multiple of 2006E Operating EPS
                                                      ---------------------------------------------------------------------------
                                                       14.0x      14.5x      15.0x       15.5x     16.0x        16.5x       17.0x
                                                      ------     ------     ------      ------    ------       ------      ------
                                       11.0%          $49.72     $51.34     $52.95      $54.55    $56.14       $57.73      $59.31
                                       12.0            47.71      49.27      50.81       52.35     53.89        55.42       56.94
                 Discount Rate         13.0            45.80      47.29      48.78       50.26     51.74        53.21       54.67
                                       14.0            43.97      45.41      46.84       48.27     49.69        51.10       52.51
                                       15.0            42.23      43.62      44.99       46.37     47.73        49.09       50.45

Present Value Per Diluted Share: 2001E Operating EPS vs. Exit Multiple (I)

                                                                 Terminal Value as a Multiple of 2006E Operating EPS
Implied 2001E                                         ---------------------------------------------------------------------------
Operating EPS                                          14.0x      14.5x      15.0x       15.5x       16.0x      16.5x       17.0x
-------------                                         ------     ------     ------      ------    ------       ------      ------
   $3.09                               95.0%          $43.67     $45.10     $46.52      $47.94      $49.35     $50.75      $52.15
    3.17               % 2001E         97.5            44.74      46.20      47.65       49.10       50.55      51.98       53.42
    3.25             Operating        100.0            45.80      47.29      48.78       50.26       51.74      53.21       54.67
    3.33                   EPS        102.5            46.86      48.39      49.91       51.42       52.93      54.43       55.93
    3.41                              105.0            47.92      49.47      51.03       52.57       54.11      55.65       57.17

--------------------
(1)   Calculation based upon 13.0 % discount rate.

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

================================================================================

                            ------------------------

                               Summary Valuation:
                                   Insurance /
                               Financial Advisory

                            ------------------------

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                               Summary Valuation: Insurance / Financial Advisory

Summary Valuation: Insurance / Financial Advisory
================================================================================

                  Implied Equity Value Per AXA Financial Share
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

WP&Co. Comparable               $20.25            $24.75
Company Trading Range

WP&Co. Comparable
Company Trading Range           $24.30            $29.70
+ 20% Premium

Regression                      $21.33
Value Range

WP&Co. Comparable
Transaction Range               $26.00            $31.00

Embedded Value
Range (1)                       $22.00            $27.00

--------------------
(1) Source: AXA Financial management.

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

                               Summary Valuation: Insurance / Financial Advisory

Analysis at Various Prices - Insurance / Financial Advisory ($MM, except per share amounts)
================================================================================

                                                                                             --------
Date                                                                                         10/16/00
Estimated Aggregate Equity Value(1)                $8,667     $9,534    $10,400    $11,267    $12,130    $12,134

Estimated Equity Value Per AXF Share(1)            $20.00     $22.00     $24.00     $26.00     $27.99     $28.00
                                                   ------     ------     ------     ------     ------     ------

                                    Insurance/
                                     Financial
Comparative Analysis                 Advisory
                                     --------
  LTM Operating EPS(3)                $1.42         14.1x      15.5x      16.9x      18.3x      19.7x      19.7x

  2000E EPS(4)                        $1.56         12.8x      14.1x      15.4x      16.7x      17.9x      17.9x

  2001E EPS(4)                        $1.74         11.5x      12.6x      13.8x      14.9x      16.1x      16.1x

  Book Value Per Share (6/30/00)      $8.19(1)      2.44x      2.69x      2.93x      3.18x      3.42x      3.42x
                                                                                             --------

                               Asset Accumulator
------------------------------------        --------------------------------
        Comparable Transactions              Comparable Traded Companies(2)
------------------------------------        --------------------------------
    Mean                      Median         Mean                     Median
------------------------------------        --------------------------------
    21.8x                      18.5x        14.8x                      15.0x
    20.4x                      18.2x        13.2x                      12.9x
    17.9x                      16.2x        11.8x                      11.4x
    2.53x                      1.90x        2.05x                      2.02x
------------------------------------        --------------------------------

--------------------
(1) Calculation based upon 433.353MM AXA Financial common shares outstanding as of 6/30/00, Source: 6/30/00 10-Q.

(2) Comparable Traded Companies: American General, Hartford Financial, Lincoln National, Jefferson-Pilot, John Hancock, MetLife and Nationwide Financial Services.

(3)   LTM ended 6/30/00.

(4) Source: AXA Financial management. 2001E earnings represent the average of three AXA Financial management projection scenarios.

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

                               Summary Valuation: Insurance / Financial Advisory

Implied Trading Value: Financial Advisory / Insurance ($MM, except per share amounts)
================================================================================

AXA Financial
Diluted Shares Outstanding (MM):                                                            440.246
Closing Share Price as of 10/16/00:                                                       $   51.63
Diluted Equity Market Value:                                                                                            $22,727.7
Holding Company Net Debt not Allocated to Insurance / Financial Advisory Segment(1):                                      1.110,6
                                                                                                                        ---------
Enterprise Value:                                                                                                       $23,838.3


Less: Sale of DLJ(2)
  After-Tax Cash Proceeds(3):                                                             $ 2,537.6       -------------------
                                                                                          ---------       Value of CSG shares
  Market Value of CSG Shares (in U.S. dollars) as of 10/16/00(4)(5)                         3,100.2 ------on a pre-tax basis
                                                                                          ---------       -------------------
  Value of corporate overhead allocated to DLJ(6):                                           (160.6)
  Proceeds from DLJ Sale after overhead adjustment:                                                                     $ 5,477.3

Less: Alliance Capital
  Alliance Units benefically owned by AXF (MM)(7):                                          130,020
  Closing Unit Price as of 10/16/00:                                                      $   46.44
  Equity Market Value of Alliance Stake:                                                                                $ 6,037.8
                                                                                                                        ---------
Implied Equity Value for Insurance / Financial Advisory Segment:                                                        $12,323.2
AXF Fully Diluted Shares Outstanding (MM):                                                                                440.246
Implied Equity Value per Share for Insurance / Financial Advisory Segment:                                              $   27.99

Implied Multiples (8)                                                               --------------------------
Implied Price / LTM Operating EPS:                                                  Assumes 20001E earnings of               19.7x
Implied Price / 2000E EPS:                                                          $767 MM vs. AXA Financial                17.9
Implied Price / 200IE EPS:                                                          management base case of             ---------
                                                                                    $721 MM--------------------------------->16.1
                                                                                    --------------------------          ---------
Implied Price / Book Value per Share:                                                                                        3.42

--------------------
(1) Net Debt = Total Debt + Preferred Stock - Cash and Cash Equivalents - Investments. Assumes that approximately $1.0 BN of holding company debt is allocated to the Insurance / Financial Advisory Segment.

(2) Assumes that proceeds from DLJ shares held by Insurance / Financial Advisory Segment are distributed to AXA Financial.

(3) Source: DLJ Form SC TO-T filed with the SEC on September 8,2000. Includes $1.2 BN buyback of CSFB shares. 37% tax rate assumed. Source: AXA Financial management.

(4) Source: DLJ Form SC TO-T filed with the SEC on September 8,2000. Represents 25.205 MM shares of CSFB less $1.2 BN buyback.

(5)   Exchange rate of 0.5621 U.S. Dollars per Swiss Franc as of 10/16/00.
      Source: FactSet.

(6) Assumes $24.7 MM of declining pre-tax corporate overhead, 35% marginal tax rate and a 10.0x multiple. Source: AXA Financial management.

(7) Source: AXA Financial management. Information shown pro forma for acquisition of Sanford C. Bernstein. Assumes that Alliance units held by Insurance / Financial Advisory segment are held by AXA Financial.

(8) Source: AXA Financial management. 2001E earnings represent the average of three AXA Financial management projection scenarios.

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                               Summary Valuation: Insurance / Financial Advisory

Analyst Quotations: Insurance / Financial Advisory
================================================================================

--------------------------------------------------------------------------------
Wall Street appears to recognize the significant competitive advantages afforded by unique distribution strategies be employed by AXA Client Solutions
--------------------------------------------------------------------------------

"While Equitable posts impressive sales and AUM statistics, long-term investors should focus more on its sales force efficiency and effectiveness than the specific product design, since the firm makes a commission on AXA Advisors sales of other companies' products. In addition, we think that AXA Advisors will be a long-term source of value differentiation, as more and more product companies have spun out their direct distribution or tied their future growth to unaffiliated bank, financial planner or stockbroker distribution."

                                                Keefe, Bruyette & Woods, 9/15/00

"AXF's primary insurance markets: life insurance and annuities, have become increasingly competitive and are marked by excess capacity. While AXF has felt the impact of the competition (annuity surrender rates have increased to about 10% in the first half of 2000 vs. an average of about 9% in 1999), we believe its business model and strength of franchise gives it a defensive advantage."

                                                Wasserstein Perella, 8/17/00

"We believe that AXA Financial's superior sales growth and asset retention will continue as new products contribute fully to sales through year end. In 2000, we expect mid teens growth for variable life products and high teens growth in variable annuities."

                                                CSFB, 8/18/00

"In our view, the best way to measure the success of AXA Financial's efforts to transform itself is to look, first and foremost, at the life division's total sales year-to-date across all product lines... Looked at from this perspective, the life company is prospering."

                                                Lehman, 8/3/00

"We are not overly concerned about sales because AXA seems to be progressing nicely with the national rollout of fee-based financial planning. If we are correct with this assessment, sales should trend upward. Also, growth in Asset Management Accounts -- a key product within a financial plan -- may suggest that a pipeline of future insurance product sales is building."

                                                Merrill Lynch, 8/3/00

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

                               Summary Valuation: Insurance / Financial Advisory

Analyst Quotations: Insurance / Financial Advisory (Cont'd)
================================================================================

"Deploying a multiple distribution channel structure and incorporating an open architecture product structure has been a major strategic initiative of the company the past several years... We believe this is an astute strategy and one that should distance AXA Financial from its "perceived" peer group."

                                                  UBS Warburg, 7/28/00

"AXA Financial is an enterprise in transition from a life insurer to a diversified financial services firm. The company's business has moved to one based on asset gathering and advice and away from risk bearing insurance businesses."

                                                  Prudential Securities, 7/20/00

"We continue to look for 15-20% sales growth in 2000 driven by AXA's strong distribution and broad product line."

                                                  Morgan Stanley, 5/2/00


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                                Summary Valuation Insurance / Financial Advisory

Selected Comparable Traded Company Analysis(1)(2)
================================================================================

                           Price / LTM Operating EPS
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

MetLife                                         18.0x
Hartford Financial                              17.2x
American General                                15.4x
Jefferson Pilot                                 15.0x
------------------------------------------------------------------Median = 15.0x
Lincoln National                                13.3x
John Hancock                                    12.5x
Nationwide Financial Services                   11.9x

Implied Insurance/Financial Advisory            19.7x

                              Price / 2000 EPS(3)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

Hartford Financial                              16.0x
Jefferson Pilot                                 14.3x
American General                                14.3x
MetLife                                         12.9x
------------------------------------------------------------------Median = 12.9x
Lincoln National                                12.6x
John Hancock                                    11.4x
Nationwide Financial Services                   11.2x

Implied Insurance/Financial Advisory            17.9x

                              Price / 2001E EPS(3)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

Hartford Financial                              14.3x
Jefferson Pilot                                 13.0x
American General                                12.7x
Lincoln National                                11.4x
------------------------------------------------------------------Median = 11.4x
MetLife                                         11.4x
John Hancock                                    10.4x
Nationwide Financial Services                    9.8x

Implied Insurance/Financial Advisory            16.1x

                          Price / Book Value per Share
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material]

American General                                2.91x
Hartford Financial                              2.43x
Jefferson Pilot                                 2.23x
Lincoln National                                2.02x
------------------------------------------------------------------Median = 2.02x
Nationwide Financial Services                   1.87x
John Hancock                                    1.57x
MetLife                                         1.35x

Implied Insurance/Financial Advisory            3.42x

--------------------
(1) Market data and I/B/E/S earnings estimates as of 10/16/00. Median calculations exclude Implied Insurance / Financial Advisory.

(2) Source for Implied Insurance / Financial Advisory segment: AXA Financial management.

(3)   Source for all except Implied Insurance / Financial Advisory segment:
      I/B/E/S median.

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                                             Summary Valuation: Alliance Capital

Regression Analysis(1)
================================================================================

--------------------------------------------------------------------------------
  There appears to be a correlation between return on equity and price to book among asset accumulation companies
--------------------------------------------------------------------------------

Price / Book Value

                               [GRAPHIC OMITTED]

                        LTM Return on Average Equity(2)

Price / Book Value

                               [GRAPHIC OMITTED]

                      Forward Return on Average Equity(3)

--------------------
(1)   Market data and I/B/E/S earnings estimates as of 10/16/00.

(2)   Excludes net realized gains / (losses) and extraordinary items.

(3)   Calculated by dividing 2000E EPS by book value per share (6/30/00).

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

================================================================================

                               Summary Valuation: Insurance / Financial Advisory

Selected Comparable Transactions: Life & Health Insurance

                                           Equity Purchase Price
 Ann.    Acquiring Company               -------------------------
 Date    Acquired Company                Per Share   $ Millions(1)
-------  --------------------------      ---------   -------------
7/20/00  ING Groep                        NA           $7,700.0
           Aetna Fin. Svc. & Int.

4/28/00  ING Groep                        $54.00        5,011.2
           ReliaStar Financial

5/17/99  Allianz AG                        20.75          520.0
           Life USA Holding

2/18/99  Aegon NV                          78.00        9,713.6
           Transamerica

8/20/98  American International
           Group                           80.85       18,364.2
           SunAmerica

 7/8/97  ING Groep N.Y.                    68.00        2,226.4
           Equitable of Iowa
           Companies

2/24/97  Jefferson-Pilot Corp.            NA              875.0
           Chubb Life Insurance
           Company of America

2/23/97  American General Corporation      49.00        1,746.1
           USLife Corporation

                     GAAP MULTIPLES (2)        STAT MULTIPLES
                      Price per Share/        Enterprise Value/   Prem. to          Target
                ----------------------------  -----------------  Unaffected        Statutory
    Form of     LTM     FYI      FY2   Book   LFY Net  Ttl Adj     Share           Business
Consideration   EPS     EPS      EPS   Value  Income   Capital     Price         Mix by DPW(3)
-------------   ---     ---      ---   -----  ------   -------     -----   --------------------------
  Cash/Debt     20.4x  NA       NA      NA      NA       NA       NA      Financial Services (55.0%)
                                                                           International (45%)

  100% Cash     18.2   15.4x    14.0x   2.53x   30.4x    5.06x     75.3%   Life & Annuities (52.6%)
                                                                           Accident & Health (47.4%)

  100% Cash     29.4    23.1     20.1   1.90    29.1     4.28     102.4    Individual Annuities (91.9%)
                                                                           Ordinary Life (8.1%)

 Stock/Cash     NM      19.4     17.6   1.86    53.2     6.13      35.4    Group Annuities(80.9%)
                                                                           Individual Annuities (18.1%)


 100% Stock     35.1    33.3     28.1   6.19    42.8     NA        25.8    Individual Annuities (75.5%)
                                                                           Ordinary Life (22.9%)

 Stock/Cash     18.5    17.0     14.9   2.71    27.7     NA        22.5    Ann. & Fund Dp. (92%)
                                                                           Individual Life (8%)

  100% Cash     15.9    NA       NA     1.00    25.8     1.75      NA      Individual Life (89%)
                                                                           Ann. & Fund Dp. (9%)

 100% Stock     15.3    14.1     12.9   1.51    49.2     NA        39.0    Individual Life (43%)
                                                                           Grp. Life & A&H (40%)

 -----------------------------------------------------------------------

 High           35.1x   33.3x    28.1x  6.19x   53.2x    6.13x    102.4%

 Mean           21.8    20.4     17.9   2.53    36.9     4.31     50.1

 Median         18.5    18.2     16.2   1.90    30.4     4.67     37.2

 Low            15.3    14.1     12.9   1.00    25.8     1.75     22.5

 -----------------------------------------------------------------------

--------------------
(1)   Implied price for 100% of equity.

(2)   Multiples for EPS before net realized capital gains / (losses).

(3)   For group or lead company.

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================================================================================

                            ------------------------

                               Summary Valuation:
                                Alliance Capital

                            ------------------------

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

                                             Summary Valuation: Alliance Capital

Summary Valuation: Alliance Capital
================================================================================

                     Equity Value Per Alliance Capital Unit
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

WP&Co. Comparable               $46.50            $55.50
Company Trading Range

WP&Co. Comparable
Company Trading Range           $55.80            $66.60
+ 20% Premium

Regression                      $46.75
Value Range

WP&Co. Comparable
Transaction Range               $60.00            $70.00

                    Equity Value Per AXA Financial Share(1)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

WP&Co. Comparable               $13.95            $16.65
Company Trading Range

WP&Co. Comparable
Company Trading Range           $16.74            $19.98
+ 20% Premium

Regression                      $14.03
Value Range

WP&Co. Comparable
Transaction Range               $18.00            $21.00

--------------------
(1) Calculation based upon 52.8% AXA Financial ownership (pro forma for Sanford C. Bernstein acquisition) and 433.353MM AXA Financial common shares outstanding as of 6/30/00; sources: 8/23/00 Alliance Capital DEFMI4A and 6/30/00 AXA Financial 10-Q.

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

                                             Summary Valuation: Alliance Capital

Analysis at Various Prices - Alliance Capital ($MM, except per share amounts)

                                                                              --------
Date                                                                          10/16/00
Aggregate Equity Value of AXF's Stake in AC(1)          $5,851      $6,501      $6,038      $7,151      $7,801      $8,451

Enterprise Value of AXF's Stake in AC(1)                $5,952      $6,602      $6,139      $7,252      $7,902      $8,552

Current Alliance Capital Trading Price Per Unit(2)      $45.00      $50.00      $46.44      $55.00      $60.00      $65.00
                                                        ------      ------      ------      ------      ------      ------

                                         AXF Stake
                                        in Alliance
Comparative Analysis                      Capital
                                        -----------
2000E EPS (Median I/B/E/S, 10/16/00)         3.05         14.8x       16.4x       15.2x       18.0x       19.7x       21.3x

2001E EPS (Median I/B/E/S, 10/16/00)         3.19         14.1x       15.7x       14.6x       17.2x       18.8x       20.4x

LTM EBITDA(5)                              $529.2         11.2x       12.5x       11.6x       13.7x       14.9x       16.2x

Asset Under Management ($BN)(5)            $248.3         2.40%       2.66%       2.47%       2.92%       3.18%       3.44%

Estimated Value Per AXF Share(1)(6)                     $13.50      $15.00      $13.93      $16.50      $18.00      $19.50
                                                                              --------

                               Asset Management(3)

Comparable Transactions                           Comparable Traded Companies(4)
-----------------------                           ------------------------------
Mean              Median                              Mean             Median
-----------------------                           ------------------------------
19.0x              19.1x                              17.6x            18.2x

19.6x              19.5x                              15.7x            16.4x

11.5x              11.7x                               9.6x             9.9x

3.24%              3.18%                              3.70%            3.22%
-----------------------                           ------------------------------

--------------------
(1) Calculation based upon 246.374MM units outstanding as of 6/30/00, net debt of $100.7 MM, Source Alliance Capital DEFM14A filed 8/23/00.

(2)   Closing price for Alliance Capital on 10/16/00 is $46.44.

(3) Comparable multiples represent average of multiples for Institutional Asset Management sector (50%) and Retail Asset Management sector (50%).

(4) Comparable Traded Companies: Affiliated Managers, Eaton Vance, Federated Investors, Franklin Resources, Neuberger Berman, Stilwell Financial, T. Rowe Price and Waddell & Reed.

(5) Calculation represents Enterprise Value to LTM EBITDA and Enterprise Value to Assets Under Management; Assets Under Management as of 6/30/00. AXA Financial's share of EBITDA and AUM only.

(6) Calculation based upon 433.353MM common shares outstanding of AXA Financial as of 6/30/00. Source 6/30/00 10-Q.

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

                                             Summary Valuation: Alliance Capital

Analyst Quotations: Alliance Capital
================================================================================

"... we believe AC is poised to increase market share and deliver EPS growth of 15% over the long term... We view the upside potential in the shares over time to be significant."

                                                   - A. G. Edwards, 8/11/00

"Alliance continues to be one of our top picks in the asset management sector. Despite the company's superior asset gathering prowess, we believe the company remains undervalued."

                                                   CIBC, 7/26/00

"Performance still strong across board..."

                                                   Salomon Smith Barney, 7/26/00

"Alliance's formidable record of growth in assets under management (AUMs),...
affords it operating scale and sustained earnings capacity.... Given Alliance's superior earnings outlook (post-Bernstein) and building asset momentum, we believe AC units represent value versus those of the Company's peer group."

                                                   Prudential Securities, 7/6/00

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                                             Summary Valuation: Alliance Capital

Selected Comparable Traded Company Analysis(1)
================================================================================

                         Enterprise Value / LTM Revenue
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

                                Institutional(2)

Waldell & Reed                          6.0x
T. Rowe Price                           4.7x
-------------------------------------------------------------------Median = 4.7x
Affiliated Managers                     2.3x

                                   Retail(2)

Neuberger Berman                        5.5x
Stilwell Financial                      5.2x
Federated Investors                     4.9x
-------------------------------------------------------------------Median = 4.9x
Franklin Resources                      4.1x
Eaton Vance                             4.1x

Alliance Capital(3)                     4.0x

                         Enterprise Value / LTM EBITDA
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

                                Institutional(2)

Waldell & Reed                         12.3x
T. Rowe Price                          10.2x
------------------------------------------------------------------Median = 10.2x
Affiliated Managers                     4.7x

                                   Retail(2)

Neuberger Berman                       12.1x
Franklin Resources                     10.0x
Stilwell Financial                      9.6x
-------------------------------------------------------------------Median = 9.6x
Eaton Vance                             9.4x
Federated Investors                     9.1x

Alliance Capital(3)                    11.6x


               Enterprise Value as a % of Assets Under Management
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

                                Institutional(2)

Waldell & Reed                          6.7x
T. Rowe Price                           2.9x
-------------------------------------------------------------------Median = 2.9x
Affiliated Managers                     1.5x

                                   Retail(2)

Neuberger Berman                        5.5x
Franklin Resources                      4.1x
Eaton Vance                             3.5x
-------------------------------------------------------------------Median = 3.5x
Stilwell Financial                      2.9x
Federated Investors                     2.4x

Alliance Capital(3)                     2.5x

--------------------
(1)   Market data as of 10/16/00. Median calculations exclude Alliance Capital.

(2) Asset Managers classified as institutional or retail based majority of assets under management for each category.

(3)   Adjusted for acquisition of Sanford C. Bernstein.

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                                             Summary Valuation: Alliance Capital

Regression Analysis(1)
================================================================================

Enterprise Value as a % of Assets Under Management

                               [GRAPHIC OMITTED]

            LTM Operating Revenue / Average Assets Under Management

--------------------
(1)   Market data as of 10116/00.

(2)   Adjusted for acquisition of Sanford C. Bernstein.

(3) Asset managers classified as institutional or retail based on majority of assets under management for each category.

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

                                             Summary Valuation: Alliance Capital

Selected Comparable Transaction Analysis: Retail


                                           Equity    Enterprise
   Ann.     Acquiring Company               Price     Value (a)
   Date       Acquired Company            Per Share $ Millions(b)
---------   ----------------------------  --------- -------------
 06/12/00   Liberty Financial                   NA     $  450.0
              Wanger Asset Management LP

 05/15/00   UniCredito Italiano             $43.50      1,335.7
              Pioneer Group

 07/22/99   ReliaStar Financial              36.25        254.5
              Pilgrim Capital

 02116/99   Credit Suisse                       NA        650.0
              Warburg Pincus Asset Mgmt

 12/17/98   Phoenix Investment Partners         NA        164.0
              Zweig Fund Group (e)

 11/09/98   Affiliated Managers Group           NA        100.0
              65% of Rorer Asset Mgmt.

                                                      Equity value per Share       Prem. To
                                Enterprise Value     --------------------------   Unaffected
   Form of      Assets Under  --------------------   LTM         FYI       FY2      Share
Consideration    Mgmt ($BN)   % of AUM  LTM EHITDA    NI       EPS (c)   EPS (c)   Price (d)
-------------    ----------   --------  ----------   ---       -------   -------   ---------
     Cash          $ 8.8        5.11%        NA         NA        NA         NA        NA

     Cash           24.4        5.47         NM         NM        NM      24.9x      97.7%

Cash and Stock       7.6        3.35        9.9      17.9x      16.3       14.2      87.1

     Cash           22.0        2.95         NA         NA        NA         NA        NA

     Cash            4.4        3.73       12.9       17.7        NA         NA        NA

     Cash            3.7        2.70         NA         NA        NA         NA        NA


-------------------------------------------------------------------------------------------
High                            5.47%      12.9x      17.9x     16.3x      24.9x     97.7%

Mean                            3.89       11.4       17.8      16.3       19.5      92.4

Median                          3.54       11.4       17.8      16.3       19.5      92.4

Low                             2.70        9.9       17.7      16.3       14.2      87.1
-------------------------------------------------------------------------------------------

--------------------
(a) Enterprise value for private companies is assumed to be the announced purchase price.

(b) Purchase price is adjusted to reflect a 100% purchase of the target.

(c)   Source: Median I/B/E/S.

(d) Calculation based upon closing share price of acquired company 20 trading days prior to announcement date.

(e)   Financial data as of December 31, 1998.


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

                                             Summary Valuation: Alliance Capital

Selected Comparable Transaction Analysis: Institutional
================================================================================


                                                  Equity     Enterprise
 Ann.      Acquiring Company                       Price      Value (a)
 Date       Acquired Company                     Per Share  $ Millions (b)
--------   ----------------------------------    ---------  --------------
06/20/00   Alliance Capital                           NA      $3,443.6
            Sanford C. Bernstein (e)
06/19/00   Old Mutual Plc.                        $25.00       2,207.5
            United Asset Management
06/16/00   Caisse des Despots                      40.00       2,15l.8
            Nvest LP and Nvest Cos. LP
10/31/99   Allianz AG                              38.75       4,594.8
            70% of Pimco Advisors LP
10/26/98   AXA                                        NA         208.3
            60% of Rosenberg Group
08/10/98   Northwestern Mutual Life                   NA       1,200.0
            Frank Russell
07/24/98   Mellon Bank                                NA         282.0
            75% of Newton Management Ltd.
06/11/98   Liberty Financial                          NA         147.5
            Crabbe Huson Group
05/01/98   Robeco Groep NV                            NA         575.0
            Weiss, Peck & Greer LLC
01/l5/98   Affiliated Managers Group                  NA         178.2
            68% of Essex Investment Mgmt. (f)
                                                                      Equity Value per Share      Prem. To
                                             Enterprise Value      ----------------------------  Unaffected
 Ann.          Form of       Assets Under  ---------------------     LTM       FY1        FY2       Share
 Date       Consideration     Mgmt ($BN)   % of AUM   LTM EBITDA      NI      EPS(c)     EPS(c)   Price(d)
--------    -------------     ----------   --------   ----------   -------    ------     ------   --------
06/20/00     Cash and Stock     $89.6        3.84%     lO.6x        19.2x      19.4x       NA        NA

06/19/00         Cash           203.2        1.09       7.2         22.3       20.5       19.5x     39.4%

06/16/00         Cash           134.0        1.61      12.3         18.5       23.5       20.1     110.5

10/31/99         Cash           256.1        1.79      15.7         22.5       23.1       19.1      27.0

10/26/98         Cash             7.0        2.98        NA           NA         NA         NA        NA

08/10/98         Cash            42.0        2.86        NA           NA         NA         NA        NA

07/24/98   Cash and Loan Notes   20.7        1.36        NA           NA         NA         NA        NA

06/11/98     Cash and Stock       5.3        2.78        NA           NA         NA         NA        NA

05/01/98         Cash            16.2        3.55        NA           NA         NA         NA        NA

01/l5/98     Cash and Stock       4.3        4.15      11.9           NM         NA         NA        NA


            -----------------------------------------------------------------------------------------------
            High                             4.15%     15.7x        22.5x      23.5x      20.1x    110.5%
            Mean                             2.60      11.5         20.6       21.6       19.6      59.0
            Median                           2.82      11.9         20.7       21.8       19.5      39.4
            Low                              1.09       7.2         18.5       19.4       19.1      27.0
            -----------------------------------------------------------------------------------------------

----------
(a) Enterprise value for private companies is assumed to be the announced purchase price.
(b)   Purchase price is adjusted to reflect a 100% purchase of the target.
(c)   Source for all except Sanford C. Bernstein: Median 1/B/E/S.
(d) Calculation based upon closing share price of acquired company 20 trading days prior to announcement date.
(e) Source for all transaction data: AXA Financial management. Financial data as of December 31, 1999.
(f) LTM EBITDA estimated from pro forma financial statements provided in Affiliated Managers Group Form 8-K/A.

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================================================================================

                         ------------------------------

                                   AXA Group

                         ------------------------------

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                                                                       AXA GROUP

Strengths and Issues
================================================================================

--------------------------------------------------------------------------------

                                   Strengths

--------------------------------------------------------------------------------

      o Large cap financial with diversified earnings both by geography and business line provide a lower risk profile and favored by public market

      o Strong business franchise in several countries with ability to realize growth in untapped and changing markets

      o     Shareholder -- focused management

      o Effort to disclose more information on the operations of AXA Group (publication of details of embedded value for the first time in July
            2000)

      o The successful U.S. business is at the forefront of "new wave" thinking in terms of customer relationship management

      o Strategic commitment to expand asset management capabilities globally

      o Strong track record in making and integrating successful acquisitions of that differentiate AXA Group from European competitors

      o     Continued commitment to acquisitions

--------------------------------------------------------------------------------

                                     Issues

--------------------------------------------------------------------------------

      o     Lower growth, lower ROE business mix than AXA Financial

      o     Uncertainty regarding results of proposed France restructuring

      o Exposure to potentially volatile, competitive and underperforming P&C / insurance business

      o     Uncertainty regarding adequacy of P&C reserves

      o Limited presence in higher growth European savings markets such as Italy and Spain

      o     Growth in UK life business challenging

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                                                                       AXA GROUP

Recent Share Price vs. Historical Trading
================================================================================

                 Share Price and Trading Volume Last 18 Months
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]

                  Daily From April 9, 1999 to October 16, 2000

              Volume                           ____ AXA

|1|  7/16/99  Fear of interest rate hike in the U.S and Europe
|2|   8/5/99  Positive 1H99 revenues disclosure and "resolution" for the
              Holocaust problem
|3| 10/22/99  China declares insurers will be allowed to operate all over the country within 5 years
|4|   3/7/00  1999 results are better than expected
|5|  4/28/00  AXA Group announces start of negotiations to acquire SLPH minority stake
|6|  5/22/00  Brokers upgrade their recommendation to "Buy"
|7|  7/10/00  EV disclosure
|8|  8/30/00  Sale of DLJ and buy-back of AXA Financial
|9|  9/21/00  First half results lower than expected

----------
Source: Datastream.

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                                                                       AXA GROUP

Relative Stock Market Performance
================================================================================

                                Last 12 Months(1)
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]

                 Daily from October 20, 1999 to October 16, 2000

          AXA  ____ Insurance Composite(2)  ____ France CAC 40 - Price Index

                                Last 3 Three Years(1)
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]

                 Daily From October 16, 1997 to October 16, 2000

          AXA  ____ Insurance Composite(2)  ____ France CAC 40 - Price Index

                               Market Statistics
--------------------------------------------------------------------------------
Price(10/13/00):  (euro)153.2    12 month high:  (euro)172.5

Mkt. Cap:         (euro)60,223m  12 month low:   (euro)114.6

2000 P/E:(3):     26.3x          1999 P/EV:(4)    1.9x        2000 P/CEPS: 20.6x

2001 P/E:(3)      22.7x                                       2001 P/CEPS: 18.3x

----------
(1)   Source: Datastream.
(2) Composite is based on Aegon, Allianz, Prudential, CGNU, Skandia, ING Groep, Zurich Allied and Generali.
(3)   I/B/E/S median.
(4)   As per AXA Group disclosure.

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                                                                       AXA GROUP

Selected Comparable Traded Company Analysis(1)
================================================================================

                               Price(2) / LTM EPS
--------------------------------------------------------------------------------

       The following was depicted as a bar chart in the printed material.

        Skandia ......................................             52.2x
        Prudential ...................................             34.0x
        Allianz ......................................             34.0x
        Aegon ........................................             27.8x
        ING Group ....................................             18.9x
        Zurich Allied ................................             10.4x
        AXA ..........................................             31.5x
        Median........................................             30.9x

                          Price(2) / LTM Embedded Value
--------------------------------------------------------------------------------

       The following was depicted as a bar chart in the printed material.

        Skandia ......................................             5.6x
        Aegon ........................................             2.5x
        Prudential ...................................             2.0x
        Zurich Allied ................................             2.0x
        ING Group ....................................             1.7x
        Allianz ......................................             1.4x
        AXA ..........................................             1.9x
        Median .......................................             2.0x

                          Price(2) / 2000 EPS(3)
--------------------------------------------------------------------------------

       The following was depicted as a bar chart in the printed material.

        Skandia ......................................            49.3x
        Allianz ......................................            37.6x
        Generali .....................................            34.9x
        Prudential ...................................            27.8x
        Aegon ........................................            26.9x
        ING Group ....................................            17.7x
        CGNU .........................................            17.3x
        Zurich Allied ................................            14.5x
        AXA ..........................................            26.3x
        Median .......................................            27.4x

                          Price(2) / 2001E EPS(3)
--------------------------------------------------------------------------------

       The following was depicted as a bar chart in the printed material.

        Skandia ......................................            38.0x
        Allianz ......................................            31.7x
        Generali .....................................            30.7x
        Prudential ...................................            24.5x
        Aegon ........................................            23.7x
        ING Group ....................................            14.9x
        CGNU .........................................            14.3x
        Zurich Allied ................................            12.4x
        AXA ..........................................            22.7x
        Median .......................................            24.1x

----------
(1) Median figures exclude AXA Group.
(2) Price as of October 16, 2000.
(3) Source: I/B/E/S median. Annual Report.

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

                                                                       AXA GROUP

Analyst Quotations: AXA Group
================================================================================

                -----------------------------------   ---------------------------------
                         Credit Lyonnais
                       Securities Europe(1)                    Merrill Lynch
                -----------------------------------   ---------------------------------
Analyst          Anne Rolland                         Bird, S., et al

Latest Report    9/26/2000                            9/22/2000

Price            (euro)152                            (euro)157.8

2000 EPS, P/E    5.29, 28.7x                          5.7(2), l2.5x

Target Price     (euro)152                            (euro)190

Comments         "The next months will be critical    "We believe that the intermediate
                 for AXA. Due to the combined         term story remains firmly in
                 decrease of the Euro and the         place. In the near term there
                 AXA share price, the company is      remains the uncertainty over the
                 risking being forced to revise the   buyout price for AXA Financial.
                 price offered for AXA Financial      The timing of the sale of Credit
                 minority shareholders (who have      Suisse share affects the dilutive
                 suffered an offer price decrease     impact on earnings."
                 of 8% in one month). AXA, if
                 successful, will have to deal with
                 a second capital increase and also
                 with the reorganisation of the
                 distribution network in France
                 (which will not impact accounts
                 until 2003)."

Recommendation   Reduce                               Buy
                -------------------------------   ----------------------------------
                                                         Daiwa Institute of
                              HSBC                         Research Europe
                -------------------------------   ----------------------------------
Analyst         Holmes, N.                        Tim Proudlove

Latest Report   9/22/2000                         9/22/2000

Price           (euro)157.8                       (euro)152

2000 EPS, P/E   9.22, 17.1x                       5.83, 26.1x

Target Price    (euro)190                         (euro)160

Comments        "The fundamental strategy is      "We do have some concerns
                good, divesting DLJ for a good    about the short term earnings
                price and investing in 100%       growth of the sale of DLJ but
                control of AXA Financial          were reassured by Henry de
                which is one of AXA's best        Castries insistence that Axa will
                performers. Good strategic        not overpay for the Axa Financial
                sense in both deals. But there    minorities. We anticipate further
                are some significant              upside, however later in this year
                uncertainties in what is a very   as the proceeds from the sale of
                protracted two-stage deal."       DLJ are reinvested and effects of
                                                  the upturn in the non-life
                                                  underwriting cycle begin to feed
                                                  through."

Recommendation  Buy                               Hold

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(1)   Translated from a French report.
(2)   EPS 2001.

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
                                                                       AXA GROUP

Analyst Quotations: AXA Group (Cont'd)
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
                 -----------------------------------   ---------------------------------

                           Smith Barney                             JP Morgan

                 -----------------------------------   ---------------------------------
Analyst          Brian Shea,                           Huttner, M. et al

                 Kimberly Shapiro

Latest Report    9/13/2000                             9/4/2000

Price            (euro)167                             (euro)170

2000 EPS, P/E    5.63, 29.6x                           5.40, 31.4x

Target Price     (euro)175                             (euro)200

Comments         "While remaining long-term            "We believe that AXA is
                 supporters of the company and         potentially one of the best major
                 the stock, we are somewhat            legacy insurers in Europe....we
                 nervous about the short term          consider the stock to be fairly
                 performance ahead of results."        valued at (euro)172 per share but
                                                       we anticipate that there could be
                                                       a significant rerating to around
                                                       (euro)200 should the group
                                                       significantly change its
                                                       strategy."

Recommendation   Outperform                            Market performer
                 -----------------------------------   -----------------------------------

                           BNP Paribas(1)                       Societe Generale

                 -----------------------------------   -----------------------------------
Analyst          Jacques, D., Fossart, T.              Jean-Christian Huard

Latest Report    8/31/2000                             8/31/2000

Price            (euro)165                             (euro)165

2000 EPS, P/E    5.95, 26.3x                           6.19, 26.6x

Target Price     (euro)200                             (euro)170-(euro)190

Comments         "In terms of valuations, two          "Both of these deals should
                 elements are contributing to          improve the group's profitability.
                 lowering risk: 1/ the lower           Furthermore, with DLJ gone, the
                 volatility of results linked to       group is only in one business -
                 the divestiture of DLJ; 2/ the        financial protection - and offers a
                 reinforcement of the group            more attractive profile, justifying
                 according the strong segment          a significantly higher valuation.
                 of life insurance and asset
                 management in the US."                Life business is being reinforced
                                                       in the US and the most volatile
                                                       business is being sold."

Recommendation   Buy                                   Buy

----------
(1)   Translated from a French report.


                                                            [LOGO]  WASSERSTEIN
                                                                    PERELLA & CO
--------------------------------------------------------------------------------
                                      -55-            PREMIER INVESTMENT BANKING